UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No. )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BIO ESSENCE CORP.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

BIO ESSENCE CORP.

2955 Main Street, Suite 300

Irvine, CA 92618

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Bio Essence Corp., a California corporation (the “Company”), to the holders of record at the close of business on the record date, October 19, 2026, of the company’s outstanding common stock, $.0001 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended. This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders in regard to an Amendment to our Articles of Incorporation (“Articles”) that provides holders of our preferred stock voting rights whereby a vote from one (1) share of preferred stock would equate to ten thousand (10,000) common stock votes (the “Amendment”). Currently, there are no shares of preferred stock issued and outstanding. Future holders of preferred stock will have super voting rights compared to common stock holders as a result of this Amendment.

Our Board of Directors unanimously approved the Amendment. The Company thereafter received the consent of a majority of the outstanding shares of our common stock. The Company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the California Corporations Code, file a Certificate of Amendment of Articles of Incorporation to amend our Articles implementing the new voting rights for preferred shareholders. This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of the Definitive Information Statement.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the California Secretary of State. We anticipate that such filing will occur twenty (20) days after the Definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

The Company’s Board of Directors fixed the close of business on October 19, 2026, as the record date for the determination of shareholders who are entitled to receive this Information Statement. There were 53,809,000 shares of common stock issued and outstanding on October 19, 2026. We anticipate that this Information Statement will be mailed on or about November 20, 2026 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2026, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of the company;

2.	any proposed nominee for election as a director of the company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management.” To our knowledge, no director has advised that he or she intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, October 19, 2026, we had a total of 53,809,000 shares of common stock ($.0001 par value per common share) issued and outstanding.

The following table sets forth, as of October 19, 2026, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Ownership (1)	Percentage of Class (1)
Yin Yan	13,396,000 shares - Direct	24.90%
31921 Apuesto Way, Trabuco
Canyon CA, 92679

Jian Yang	21,000,000 shares - Direct	39.03%
2012Paseo Del Mar, Palos Verdes
Estates, CA 90274

Total of Control Persons, Directors, and Officers	34,396,000	63.93%

(1)	Based on 53,809,000 shares of common stock issued and outstanding as of October 19, 2026. Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

AMENDMENT TO THE CORPORATION’S ARTICLES

On October 19, 2026, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the voting rights of our preferred shares. Preferred shares will receive Ten Thousand (10,000) votes per share, as compared to common shares, which receive one (1) vote per share.

Shareholder approval for the change of name was obtained by written consent of two shareholders collectively owning 34,396,000 shares of our common stock, which represented 63.93% on the record date of October 19, 2026. The change to our preferred shares will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the California Secretary of State.

CHANGES TO OUR BUSINESS

The Company was incorporated in 2000 in the state of California. Fusion Diet Systems (“FDS”) was incorporated in 2010 in the state of Utah. The Company and FDS have been owned under common control since 2016. The Company and FDS are mainly engaged in manufacturing and distributing health supplement products.

In January 2017, the Company incorporated two subsidiaries in the state of California: Bio Essence Pharmaceutical Inc. (“BEP”) and Bio Essence Herbal Essentials, Inc. (“BEH”). The Company transferred its manufacturing operation into BEP and transferred its distributing operation into BEH.

On March 1, 2017, the 100% shareholder of FDS transferred all her ownership in FDS into the Company. On December 7, 2021, the Company dissolved FDS. On November 12, 2021, Bio Essence incorporated a wholly owned subsidiary McBE Pharma Inc. (“McBE”) in the state of California. McBE was engaged in research and development and manufacture of prescription medicine. As a result of the ownership restructure, BEP, BEH, and MCBE became wholly owned subsidiaries of the Company.

On December 12, 2023, the Company entered into an agreement with Newway Inc. to sell the 100% equity ownership of BEP for $300,000. On March 28, 2024, the Company entered into an agreement with Health Up Inc to sell the 100% equity ownership of BEH for $400,000. On April 15, 2024, the Company dissolved McBE.

In 2026, the Company pivoted its business model. Rather than continuing to compete primarily as a traditional health products company, the Company is executing a long-term transformation designed to reposition the business as a technology-enabled healthcare platform. The Company is transforming from a traditional natural health products company into an AI-powered healthcare infrastructure platform designed to connect practitioners, patients, laboratories, pharmacies, wellness providers and health brands through one intelligent ecosystem. This transformation reflects a broader structural shift occurring throughout healthcare, where long-term value creation is increasingly driven by software, digital infrastructure, artificial intelligence, recurring revenue, and network effects rather than manufacturing scale alone.

The Amendment disclosed herein does not alter the Company’s business plan or operations. Rather, it provides an opportunity at a later date to issue shares to an individual or entity that would allow for control of the Company to be maintained or transitioned, while not diluting common stock shareholders. The Company continues to explore ways to optimize shareholder value.

DISSENTERS RIGHTS

Under California law, shareholders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the proposed Amendment to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on the Company, including financial statements, you may refer to our annual, quarterly, and other periodic filings (SEC file no. 000-56263) made with the SEC from time to time.

ACTION BY UNANIMOUS WRITTEN CONSENT OF BOARD OF DIRECTORS

OF

BIO ESSENCE CORPORATION

a California corporation

The undersigned, being the members of the Board of Directors (“Board”) of Bio Essence Corporation, a California corporation (“Company”), do hereby consent in writing to the adoption of the following recitals and resolutions pursuant to the authority of Section 307(b) of the California Corporations Code and the Bylaws of the Corporation:

RECOMMENDATION TO AMEND ARTICLES OF INCORPORATION

WHEREAS, the Board has determined that it is advisable and in the best interests of the Company and its shareholders to amend the Company’s Articles of Incorporation to provide that each outstanding share of preferred stock shall entitle its holder to ten thousand (10,000) votes on each matter submitted to the shareholders for a vote, while each outstanding share of common stock shall entitle its holder to one (1) vote, in each case except as otherwise required by applicable law or expressly provided in the Articles of Incorporation, as amended; and

WHEREAS, the Board has approved the proposed amendment in the form attached hereto as Exhibit A and has directed that the proposed amendment be submitted to the shareholders for approval by the requisite vote.

NOW, THEREFORE, BE IT RESOLVED that it is in the Board of Directors shall recommend the adoption of the attached Certificate of Amendment of Articles of Incorporation to the shareholders of the Company.

SO RESOLVED.

/s/ Yin Yan	Dated: 10/19/2026
YIN YAN, Director

/s/ William Sluss	Dated: 10/19/2026
WILLIAM SLUSS, Director

/s/ Siyavash Fooladian	Dated: 10/19/2026
SIYAVASH FOOLADIAN, Director

Exhibit A

(Begins on Following Page)

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and secretary, respectively, of BIO ESSENCE CORP., a California corporation, with a California Entity Number 2205984.

2.	Article 3 of the Articles of Incorporation of this corporation is amended to read as follows:

AUTHORIZED SHARES

This Corporation is authorized to issue two classes of shares of stock; the total number of shares which this corporation is authorized to issue is: One Hundred Million (100,000,000) shares of common stock and Ten Million (10,000,000) shares of preferred stock. The par value for each class of stock is $0.0001.

Shares of preferred stock shall have the same rights and privileged as common stock, except that each share of preferred stock shall entitle its holder to ten thousand (10,000) votes on each matter submitted to the shareholders for a vote, as compared to each outstanding share of common stock, which entitles its holder to one (1) vote per share, in each case except as otherwise required by applicable law or expressly provided in the Articles of Incorporation, as amended.

3.	The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Company.

4.	The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sectio 902, California Corporations Code. The total number of outstanding shares of the corporation is 53,809,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 10/18/2026

/s/ Yin Yan
YIN YAN, President and Secretary

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

(BIO ESSENCE, CORP.)

The undersigned shareholders, holding 63.93% of the issued and outstanding shares of common stock in Bio Essence, Corp., a California corporation (the “Company”) entitled to vote on the present matter, hereby consents in lieu of a meeting pursuant to Article IV Section 6 of the Company’s Bylaws and California Corporations Code § 603(a) as follows:

WHEREAS, the Company’s Board of Directors proposed and recommended a revision to the Company’s Articles of Incorporation whereby the Company’s preferred shares would be given 10,000 to 1 voting rights as compared to common shares; and

WHEREAS, the undersigned believes the Amendment to be in the best interest of the Company and votes in favor of the Amendment pursuant to Section 902 of the California Corporations Code.

NOW THEREFORE, the undersigned shareholders consent as follows:

RESOLVED that the proposed Amendment to the Articles of Incorporation attached hereto as Exhibit A is approved. The Board of Directors and Officers shall take all necessary steps after the appropriate notice provisions under the Securities Exchange Act of 1934 to effectuate the Amendment.

/s/ Yin Yan
By:	Yin Yan
Its:	Shareholder (13,396,000 Shares)

/s/ Jian Yang
By:	Jian Yang
Its:	Shareholder (21,000,000 Shares)

Exhibit A

(Begins on Following Page)

CERTIFICATE OF AMENDMENT

OF ARTICLES OF INCORPORATION

The undersigned certify that:

1.	They are the president and secretary, respectively, of BIO ESSENCE CORP., a California corporation, with a California Entity Number 2205984.

2.	Article 3 of the Articles of Incorporation of this corporation is amended to read as follows:

AUTHORIZED SHARES

This Corporation is authorized to issue two classes of shares of stock; the total number of shares which this corporation is authorized to issue is: One Hundred Million (100,000,000) shares of common stock and Ten Million (10,000,000) shares of preferred stock. The par value for each class of stock is $0.0001.

Shares of preferred stock shall have the same rights and privileged as common stock, except that each share of preferred stock shall entitle its holder to ten thousand (10,000) votes on each matter submitted to the shareholders for a vote, as compared to each outstanding share of common stock, which entitles its holder to one (1) vote per share, in each case except as otherwise required by applicable law or expressly provided in the Articles of Incorporation, as amended.

3.	The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors of the Company.

4.	The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sectio 902, California Corporations Code. The total number of outstanding shares of the corporation is 53,809,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: 10/18/2026

/s/ Yin Yan
YIN YAN, President and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bio Essence Corp., has duly caused this report to be signed by the undersigned hereunto authorized.

/s/ Yin Yan
Yin Yan, Chief Executive Officer and
Chair of the Board of Directors

Dated: October 21, 2026